EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40338, 333-42522, 333-77068, 333-68342 and 333-46624) and Form S-8 (Nos. 333-87505, 333-92159, 333-93591, 333-32460, 333-35730, 333-64552, 333-59842 and 333-55822) of KANA Software, Inc., previously Kana Communications, Inc., of our report dated January 22, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 27, 2003